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                                                                    Exhibit 99.1

Contacts:
Mark Skaletsky                                            Lisa Burns (Investors)
Chief Executive Officer                                   Justin Jackson (Media)
(781) 647-5554                                            Burns McClellan
                                                          (212) 213-0006
Paul Mellett
Chief Financial Officer
(781) 647-5554



         Essential Therapeutics Announces Results of  Stockholder Meeting

Waltham, MA, January 23, 2003--Essential Therapeutics, Inc. (Nasdaq: ETRX) today announced the results of its Special Meeting of Stockholders convened at 9:30 a.m. today for the purpose of considering proposals to (1) approve the conversion of its Series B Preferred Stock into common stock, (2) increase the authorized capital stock of the Company and (3) approve an amendment to its Restated Certificate of Incorporation to effect any of certain specified reverse stock splits. With respect to proposals (1) and (2), the Company did not receive the affirmative vote of stockholders holding a majority of the outstanding shares of common stock, and therefore proposals (1) and (2) were not approved. Proposal (3) was approved by the holders of the requisite number of shares of common stock and Series B Preferred Stock. The Company intends to reconvene its Special Committee of the Board of Directors to discuss the options available to the Company.

         About Essential Therapeutics

Essential Therapeutics is committed to the development of breakthrough biopharmaceutical products for the treatment of life-threatening diseases. With an emerging pipeline of product candidates, Essential Therapeutics is dedicated to commercializing novel small molecule products addressing important unmet therapeutic needs. Additional information on Essential Therapeutics can be obtained at http://www.essentialtherapeutics.com.

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Act of 1934, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by the Company. These factors include, but are not limited to, the Company's ability to meet and sustain compliance with all of the listing requirements of the Nasdaq National Market. For a discussion of other risks and uncertainties affecting Essential Therapeutics' business, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002. Actual results and timing of certain events could differ materially from those included in the forward-looking statements as a result of these or other factors.

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